EXHIBIT 99.1

City National Corp. Reports 2010 Fourth-Quarter Net Income of $39.7 Million, Up 37 Percent From Fourth Quarter of 2009; Full-Year Net Income Totals $131.2 Million

Fourth-quarter EPS up 95 percent

Full-year revenue grows 19 percent, exceeds $1 billion for the first time

Credit quality improves for fifth consecutive quarter

Company doubles quarterly dividend to $0.20 per share

LOS ANGELES, Jan. 20, 2011 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported fourth-quarter 2010 net income and net income available to common shareholders of $39.7 million, or $0.74 per share. In the fourth quarter of 2009, net income was $29.1 million, while net income available to common shareholders was $19.7 million, or $0.38 per share.

Full-year 2010 net income totaled $131.2 million, up 156 percent from 2009. Net income available to common shareholders amounted to $125.5 million, or $2.36 per share. In 2009, the company earned net income of $51.3 million, while net income available to common shareholders amounted to $25.4 million, or $0.50 per share.

Fourth-quarter 2010 net income included an after-tax charge of $3.9 million for the redemption of trust preferred securities and a $3.4 million non-cash charge related to one of the company's affiliated investment advisors. Excluding these items, fourth-quarter net income totaled $47.1 million, or $0.88 per share.1

City National also announced today that its Board of Directors has increased the company's quarterly common stock cash dividend to $0.20 per share. The dividend will be payable on February 16, 2011 to stockholders of record on February 2, 2011.

FOURTH-QUARTER AND YEAR-END 2010 HIGHLIGHTS

  Fourth-quarter revenue totaled $280.2 million, up 2 percent from the fourth quarter of 2009. Revenue for the full year reached $1.1 billion, up 19 percent from 2009.

  Fully taxable-equivalent net interest income amounted to $188.3 million, up 14 percent from the fourth quarter of 2009, but down 1 percent from the third quarter of 2010. Fully taxable-equivalent net interest income for the full-year 2010 was $743.5 million, up 17 percent from 2009.

  Average fourth-quarter deposits grew to $18.7 billion, up 19 percent from the same period of 2009 and 2 percent from the third quarter of 2010. Average core deposits were $17.7 billion, up 22 percent from the fourth quarter of 2009 and 3 percent from the third quarter of 2010. Year-end deposits grew to $18.2 billion, up 5 percent from December 31, 2009.

  Average fourth-quarter loan balances, excluding loans covered by City National's acquisition-related loss-sharing agreements with the FDIC, totaled $11.4 billion, down 6 percent from the same period of 2009 but virtually unchanged from the third quarter of 2010. Average commercial loan balances grew for the second consecutive quarter, up 3 percent from the third quarter of 2010. Year-end loans totaled $11.4 billion, down 6 percent from 2009.

  Fourth-quarter 2010 net income includes a $3.0 million provision for credit losses on non-FDIC covered loans, 77 percent lower than it was in the third quarter of 2010. Net charge-offs declined 33 percent from the third quarter of 2010, while nonperforming assets, excluding FDIC-covered assets, decreased 17 percent.

  On October 16, 2010, the company completed the redemption of $250 million of 9.625 percent cumulative trust preferred securities, using most of the net proceeds from a third-quarter 2010 issue of $300 million of 10-year 5.25 percent senior notes.

  On November 15, 2010, City National completed the relatively small, but strategically important acquisition of a Los Angeles-based accounting software firm, Datafaction, which will complement the bank's proprietary cash management solutions available to its business clients.

"City National's dramatically increasing profitability in 2010 reflects significant improvement in credit quality and double-digit increases in revenue, net interest income and deposits," said President and Chief Executive Officer Russell Goldsmith.

"City National has emerged from the recession larger, financially stronger and better able to serve its growing client base. In 2010, the company continued to invest significantly in its capabilities by hiring talented colleagues, upgrading technology, introducing new products and expanding its presence in California and Nevada. The completion of three FDIC-assisted acquisitions in 2009 and 2010 has given us 10 additional branches. In 2011, we will continue City National's growth investments and expansion with a second office in New York and the addition of three more offices in Southern California and San Jose. City National's core earnings power and its capital base are strong, as evidenced by today's dividend increase, and the company is well-positioned for the continuing but moderate economic recovery and the opportunities it presents."

	For the three months ended			For the three
Dollars in millions,	December 31,		%	months ended	%
except per share	2010	2009	Change	September 30, 2010	Change
Earnings Per Share	$ 0.74	$ 0.38	95	$ 0.65	14

Net Income Attributable to CNC	$ 39.7	$ 29.1	37	$ 34.4	15
Less: Dividends and Accretion on Preferred Stock	--	9.4	(100)	--	NM
Net Income Available to Common Shareholders	$ 39.7	$ 19.7	102	$ 34.4	15

Average Assets	$ 21,922.2	$ 19,095.2	15	$ 21,614.7	1
Return on Average Assets	0.72%	0.60%	20	0.63%	14
Return on Average Common Shareholders' Equity	7.99%	4.27%	87	7.06%	13

ASSETS

Total assets at December 31, 2010 were $21.4 billion, up 1 percent from year-end 2009.

REVENUE

Fourth-quarter revenue was $280.2 million, up 2 percent from the fourth quarter of 2009 and 10 percent from the third quarter of 2010.  Full-year 2010 revenue was $1.1 billion, up 19 percent from the previous year. Fourth-quarter 2009 results included a $38.2 million gain on an FDIC acquisition.

NET INTEREST INCOME AND DEPOSITS

Fully taxable-equivalent net interest income totaled $188.3 million in the fourth quarter of 2010, up 14 percent from the same period in 2009 but down 1 percent from the third quarter of 2010. Fully taxable-equivalent net interest income for the full-year 2010 was $743.5 million, compared with $637.9 million for the previous year.

Fourth-quarter average deposits grew to $18.7 billion, up 19 percent from the same period of 2009 and 2 percent from the third quarter of 2010. Average deposits for the full-year 2010 totaled $17.9 billion, up 25 percent from 2009. Period-end deposits grew to $18.2 billion, up 5 percent from December 31, 2009.

Average core deposits were $17.7 billion in the fourth quarter of 2010, up 22 percent from the same period of 2009 and 3 percent from the third quarter of 2010.  Full-year 2010 average core deposits grew 28 percent from the prior year to $16.8 billion.  Core deposits now represent 94 percent of the company's average deposit balances.

Fourth-quarter average noninterest-bearing deposits were up 11 percent from the same period of 2009 and 6 percent from the third quarter of 2010. Average noninterest-bearing balances in 2010 were up 17 percent from 2009.

Treasury Services deposit balances, which consist primarily of title, escrow, community association and property management deposits, averaged $1.5 billion in the fourth quarter of 2010, up 44 percent from the same period of 2009 and 1 percent from the third quarter of 2010. For the full-year 2010, Treasury Services deposit balances averaged $1.4 billion, up 47 percent from 2009.

Fourth-quarter average loans, excluding FDIC-covered loans, totaled $11.4 billion, down 6 percent from the same period of 2009 but virtually unchanged from the third quarter of 2010. For the full-year 2010, City National's average loans, excluding FDIC-covered loans, were $11.6 billion, down 6 percent from 2009. The declines reflect relatively weak loan demand due to challenging business and economic conditions, along with the company's continued progress in reducing the number of problem loans.

Fourth-quarter average balances for commercial loans were down 5 percent from the fourth quarter of 2009 but up 3 percent from the third quarter of 2010. Average balances for commercial real estate and construction loans together were down 19 percent from the year-ago period and 5 percent from the third quarter of 2010. Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking clients, were up 1 percent from the fourth quarter of 2009 but virtually unchanged from the third quarter of 2010.

Average securities for the fourth quarter of 2010 totaled $5.4 billion, up 40 percent from the same period of 2009 and 9 percent from the third quarter of 2010. The increases reflect the company's strong deposit growth and relatively weak loan demand due to economic conditions. The average duration of total available-for-sale securities at December 31, 2010 was 2.8 years, compared with 2.9 years at the end of 2009 and 2.1 years at September 30, 2010.

City National's net interest margin in the fourth quarter of 2010 averaged 3.71 percent, compared with 3.74 percent in the fourth quarter of 2009 and 3.84 percent in the third quarter of 2010.  For the full-year 2010, City National's net interest margin averaged 3.86 percent, compared with 3.91 percent in the previous year.  The declines were due primarily to strong growth in deposits, which were invested in securities available-for-sale and other liquid assets, as well as lower loan balances.

Fourth-quarter net interest income included $7.0 million from the acceleration of a discount recognized for covered loans that were repaid or charged off during the quarter.  This compares with $9.2 million of additional net interest income in the third quarter of 2010.

At December 31, 2010, City National's prime lending rate was 3.25 percent, unchanged from both December 31, 2009 and September 30, 2010.

	For the three months ended			For the three
	December 31,		%	months ended	%
Dollars in millions	2010	2009	Change	September 30, 2010	Change
Average Loans and Leases, excluding Covered Loans	$ 11,372.5	$ 12,100.4	(6)	$ 11,414.9	(0)
Average Covered Loans	1,907.9	263.7	623	2,015.7	(5)
Average Total Securities	5,430.2	3,877.9	40	4,980.2	9
Average Earning Assets	20,125.9	17,606.8	14	19,755.4	2
Average Deposits	18,687.2	15,729.9	19	18,297.2	2
Average Core Deposits	17,722.2	14,509.2	22	17,200.7	3
Fully Taxable-Equivalent
Net Interest Income	188.3	165.8	14	191.1	(1)
Net Interest Margin	3.71%	3.74%	(1)	3.84%	(3)

COVERED ASSETS

Loans and OREO assets acquired in City National's three FDIC-assisted bank acquisitions totaled $1.9 billion at the end of the fourth quarter of 2010.

In the fourth quarter, the company recorded a $1.9 million non-cash net gain to reflect results of the quarterly update of cash-flow projections for FDIC-covered loans. The gain reflected a provision for loan losses of $21.5 million for covered loans offset by $23.4 million of other income from City National's loss-sharing agreements with the FDIC. City National will continue to update the cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments or gains may be recognized in the future.

NONINTEREST INCOME

Fourth-quarter noninterest income totaled $95.1 million, down 15 percent from the same period in 2009. Results for the fourth quarter of 2009 included a $38.2 million gain on an FDIC-assisted acquisition. Fourth-quarter 2010 results included $26.3 million of FDIC loss-sharing income, compared with $0.7 million in the same quarter of 2009. Noninterest income was up 42 percent from the third quarter of 2010, reflecting FDIC loss-sharing income and an increase in wealth management revenue.

City National's noninterest income totaled $361.4 million in 2010, up 24 percent from 2009, due to the same factors cited above. In 2010, noninterest income accounted for 33 percent of City National's total revenue.

Wealth Management

City National's assets under management totaled $36.8 billion as of December 31, 2010, up 4 percent from the end of 2009 and 3 percent from September 30, 2010. These changes were primarily attributable to increases in equity market values.

Trust and investment fees grew to $34.5 million in the fourth quarter of 2010, up 2 percent from the same period of 2009 and 6 percent from the third quarter of 2010. Full-year 2010 trust and investment fee income rose 15 percent from 2009.

Money market mutual fund and brokerage fees totaled $6.5 million, up 19 percent from the fourth quarter of 2009 but virtually unchanged from the third quarter of 2010. Full-year 2010 money market mutual fund and brokerage fee income was $23.7 million, down 15 percent from the previous year due largely to low interest rates.

	At or for the			At or for the
	three months ended			three months
	December 31,		%	ended	%
Dollars in millions	2010	2009	Change	September 30, 2010	Change

Trust and Investment Fee Revenue	$ 34.5	$ 33.7	2	$ 32.7	6
Brokerage and Mutual Fund Fees	6.5	5.5	19	6.5	0
Assets Under Management (1)	36,753.7	35,238.8	4	35,690.0	3
Assets Under Management or Administration (1)	58,470.8	55,119.4	6	56,890.6	3

(1) Excludes $21.3 billion, $19.0 billion, and $13.4 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of December 31, 2010, September 30, 2010, and December 31, 2009, respectively.

Other Noninterest Income

Fourth-quarter income from cash management and deposit transaction fees totaled $11.4 million, down 9 percent from the fourth quarter of 2009 and 2 percent from the third quarter of 2010. For the full-year 2010, cash management and deposit transaction fee income was $47.6 million, down 8 percent from 2009. The decreases were due to higher deposit balances used to offset service charge fees.

Fee income from foreign exchange services and letters of credit totaled $8.5 million in the fourth quarter, down 1 percent from the year-earlier period but up 8 percent from the third quarter of 2010. For full-year 2010, international fee income amounted to $31.3 million, up 1 percent from 2009.

Other income was $8.4 million in the fourth quarter, up 308 percent from the year-earlier period and 209 percent from the third quarter of 2010, due primarily to FDIC-acquired bank activity. Other income in the fourth quarter included pre-tax charges of $6.8 million for the redemption of trust preferred securities and $5.9 million related to one of the company's affiliated investment advisors. In 2010, other income was $29.4 million, up 26 percent from 2009 due primarily to the same acquired bank activity mentioned above.

NONINTEREST EXPENSE

Fourth-quarter noninterest expense amounted to $204.0 million, up 27 percent from the same period of 2009 and 10 percent from the third quarter of 2010. Noninterest expense for the year amounted to $751.3 million, up 29 percent from 2009.

Contributing to the year-over-year increases were the company's three FDIC-assisted bank acquisitions and higher compensation costs, legal and professional fees, and expenses related to covered assets, including other real estate owned properties. Many of the qualified covered asset-related expenses are reimbursed by the FDIC and reflected in noninterest income.

CREDIT QUALITY

The following credit quality information excludes loans that are subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net charge-offs in the fourth quarter of 2010 totaled $19.0 million, or 0.66 percent of total loans and leases on an annualized basis. Net charge-offs were $58.7 million, or 1.93 percent of total loans and leases, in the fourth quarter of 2009 and $28.2 million, or 0.98 percent, in the third quarter of 2010. Net charge-offs for the full-year 2010 were $130.3 million, or 1.13 percent of total loans and leases. This compares with $225.9 million, or 1.84 percent, in 2009.

At December 31, 2010, nonperforming assets amounted to $248.2 million, or 2.17 percent of the company's total loans and leases and OREO. They were down from $442.0 million, or 3.62 percent, at the end of 2009 and $297.6 million, or 2.59 percent, at September 30, 2010. Nonaccrual loans at year-end 2010 were $190.9 million, down from $388.7 million at the end of 2009 and $239.1 million at September 30, 2010.

	As of		As of		As of
	December 31, 2010		September 30, 2010		December 31, 2009
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual

Commercial Loans	$ 4,514.3	$ 20.6	$ 4,364.1	$ 28.9	$ 4,709.7	$ 82.0
Commercial Real Estate Mortgages	1,958.3	44.9	1,967.9	50.4	2,161.4	76.0
Residential Mortgages	3,552.3	18.7	3,586.9	16.2	3,533.4	15.5
Real Estate Construction Loans	467.8	98.2	575.1	135.8	835.6	202.6
Equity Lines of Credit	733.7	6.8	757.2	5.6	734.2	3.4
Other Loans	160.2	1.7	167.4	2.2	172.6	9.2
Total Loans (1)	$ 11,386.6	$ 190.9	$ 11,418.6	$ 239.1	$ 12,146.9	$ 388.7

Other Real Estate Owned (1)		57.3		58.5		53.3
Total Nonperforming Assets, excluding
Covered Assets		$ 248.2		$ 297.6		$ 442.0

(1) Excludes covered loans, net of allowance, of $1.8 billion, $1.9 billion and $1.9 billion at December 31, 2010, September 30, 2010 and December 31, 2009, respectively, and covered other real estate owned of $120.9 million, $110.4 million and $60.6 million at December 31, 2010, September 30, 2010 and December 31, 2009, respectively.

City National's fourth-quarter provision for credit losses of $3.0 million brought total provisions for the year to $103.0 million, down from $285.0 million in 2009.  City National recorded provisions of $80.0 million in the fourth quarter of 2009 and $13.0 million in the third quarter of 2010.

At December 31, 2010, City National's allowance for loan and lease losses totaled $257.0 million, or 2.26 percent of total loans and leases. That compares with $288.5 million, or 2.38 percent, at the end of 2009 and $274.2 million, or 2.40 percent, at September 30, 2010. The company also maintains an additional $21.5 million in reserves for off-balance-sheet credit commitments.

City National's provision reflects management's continuing assessment of the loan portfolio's credit quality and economic conditions. This assessment also takes into account a broad range of economic factors, including net loan charge-offs, nonaccrual loans, specific reserves, risk-rating migration and changes in the portfolio size and composition.

Commercial Loans

Commercial loans accounted for $6.5 million of City National's net charge-offs in the fourth quarter of 2010, down from $23.1 million in the year-earlier period and $17.9 million in the third quarter of 2010. Full-year net charge-offs of commercial loans amounted to $63.3 million, down from $87.7 million in 2009.

Commercial loans on nonaccrual totaled $20.6 million at December 31, 2010, compared to $82.0 million at the end of 2009, and $28.9 million at September 30, 2010.

Construction Loans

City National's $467.8 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio has been reduced 44 percent since December 31, 2009, and construction loans now account for just 4 percent of the company's total loans.

Fourth-quarter net charge-offs of construction loans were $5.5 million, down from $27.6 million in the fourth quarter of 2009. There were virtually no construction net charge-offs in the third quarter of 2010. Full-year 2010 net charge-offs of construction loans were $30.6 million, down from $120.5 million in 2009. At year-end 2010, construction loans on nonaccrual totaled $98.2 million, down from $202.6 million at the end of 2009 and $135.8 million at September 30, 2010.

The company's portfolio of loans to residential developers totaled $101.3 million at December 31, 2010 – less than 1 percent of City National's total loan portfolio. Loans to residential developers accounted for 37 percent of all construction loans on nonaccrual at December 31, 2010.

The remainder of City National's construction portfolio consists of loans to developers of nonresidential projects. Nonresidential construction loans amounted to $366.5 million at December 31, 2010, down from $645.4 million at the end of 2009 and $460.2 million at September 30, 2010. Nonresidential construction loans on nonaccrual were $61.9 million, down from $148.1 million at the end of 2009 and $90.5 million at September 30, 2010.

Commercial Real Estate Mortgages

Fourth-quarter net charge-offs in the company's $2.0 billion commercial real estate mortgage portfolio were $5.3 million, unchanged from the fourth quarter of 2009 but down from $9.0 million in the third quarter of 2010. Full-year 2010 net charge-offs were $29.6 million, compared to $8.7 million in 2009. Commercial real estate mortgage loans on nonaccrual totaled $44.9 million at the end of 2010, down from $76.0 million at the end of 2009 and $50.4 million at September 30, 2010.

Residential Mortgage and Equity Lines of Credit

City National's $3.6 billion residential mortgage portfolio and $733.7 million home-equity portfolio both continued to perform well.  Together, they accounted for $1.3 million in fourth-quarter net charge-offs, compared to $1.2 million in the fourth quarter of 2009 and $1.4 million the third quarter of 2010. Full-year net charge-offs were $5.2 million, compared to $4.4 million in 2009. Nonaccrual loans totaled $25.5 million at the end of 2010, compared to $18.9 million at year-end 2009 and $21.8 million in the third quarter of 2010. The company recorded a total of only six foreclosures last year.

INCOME TAXES

City National's fourth-quarter 2010 effective tax rate was 21.4 percent, compared to 13.1 percent in the year-ago period. For the full-year 2010, City National's effective tax rate was 16.2 percent, while the company's 2009 results reflected a tax benefit of $1.9 million for the year. The higher tax rates are attributable to higher pretax income.

CAPITAL LEVELS

City National continued to optimize its balance sheet in 2010, replacing higher cost financing with more attractive alternatives. In the first quarter of the year, the company repurchased its remaining $200 million of TARP preferred stock. In September 2010, City National issued $300 million of 10-year 5.25 percent senior notes. The company used most of the net proceeds to redeem $250 million of 9.625 percent cumulative trust preferred securities, which qualified as Tier 1 capital.

The company remains well-capitalized, ending the year with a Tier 1 common shareholders' equity ratio of 10.3 percent, compared to 8.9 percent at December 31, 2009, and 10.0 percent at September 30, 2010.

Total risk-based capital and Tier 1 risk-based capital ratios at December 31, 2010 were 13.3 percent and 10.5 percent, respectively. City National's Tier 1 leverage ratio at December 31, 2010 was 6.7 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at September 30, 2010 were 14.7 percent, 12.0 percent and 7.8 percent, respectively. Excluding the trust preferred securities, City National's pro-forma Tier 1 risk-based capital and Tier 1 leverage ratios at September 30, 2010 were 10.1 percent and 6.6 percent, respectively.1

Due to strong growth in assets, the period-end ratio of shareholders' equity to total assets at December 31, 2010 was 9.3 percent, compared to 9.6 percent at December 31, 2009 and 9.1 percent at September 30, 2010.

2011 OUTLOOK

City National's management anticipates increased profitability in 2011, as asset quality continues to improve and annual credit costs move lower than the $103 million recorded in 2010 (excluding provisions related to FDIC-covered loans). However, it is likely that slow economic growth, limited loan demand, conditions in the commercial real estate market, and the continuing decline of covered assets will moderate overall average loan growth. Low interest rates will continue to place pressure on the company's net interest margin and revenue growth. Management expects to increase the company's already-strong capital ratios in 2011.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss 2010 financial results. The call will begin at 2:00 p.m. PST. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 25044743.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 75 offices, including 17 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. City National and its seven consolidated investment affiliates manage or administer $58.5 billion in client assets, including nearly $37 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the Company, for which the Company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general economic, political or industry conditions and the related credit and market conditions, (2) changes in the pace of economic recovery and related changes in employment levels, (3) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the Company is uncertain, (4) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (5) increases and required prepayments in Federal Deposit Insurance Corporation ("FDIC") premiums and special federal assessments on financial institutions due to market developments and regulatory changes, (6) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (7) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (8) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, (9) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (10) adequacy of the Company's enterprise risk management framework, (11) the Company's ability to increase market share and control expenses, (12) the Company's ability to attract new employees and retain and motivate existing employees, (13) increased competition in the Company's markets, (14) changes in the financial performance and/or condition of the Company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (15) a substantial and permanent loss of either client accounts and/or assets under management at the Company's investment advisory affiliates or its wealth management division, (16) changes in consumer spending, borrowing and savings habits, (17) soundness of other financial institutions which could adversely affect the Company, (18) protracted labor disputes in the Company's markets, (19) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (20) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (21) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (22) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (23) the success of the Company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and particularly Part I, Item 1A, titled "Risk Factors."

1 For notes on non-GAAP measures, see pages 13 and 14 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)
	Three Months			Twelve Months
For The Period Ended December 31,	2010	2009	% Change	2010	2009	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 0.75	$ 0.38	97	$ 2.38	$ 0.50	376
Diluted	0.74	0.38	95	2.36	0.50	372
Dividends	0.10	0.10	--	0.40	0.55	(27)
Book value				37.51	34.74	8

Results of Operations: (In millions)
Interest income	$ 206	$ 183	13	$ 830	$ 709	17
Interest expense	21	21	1	100	85	17
Net interest income	185	162	14	730	624	17
Net interest income (Fully taxable-equivalent)	188	166	14	743	638	17
Total revenue	280	274	2	1,092	916	19
Provision for credit losses on loans and leases, excluding covered loans	3	80	(96)	103	285	(64)
Provision for losses on covered loans	21	--	NM	76	--	NM
Net income attributable to City National Corporation	40	29	37	131	51	156
Net income available to common shareholders	40	20	102	125	25	393

Financial Ratios:
Performance Ratios:
Return on average assets	0.72%	0.60%		0.62%	0.29%
Return on average common shareholders' equity	7.99	4.27		6.59	1.46
Period-end equity to period-end assets				9.29	9.55
Net interest margin	3.71	3.74		3.86	3.91
Expense to revenue ratio	66.39	56.26		62.45	61.70
Capital Adequacy Ratios (Period-end):
Tier 1 leverage				6.74	9.48
Tier 1 risk-based capital				10.52	12.20
Total risk-based capital				13.28	15.15

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				2.26%	2.38%
Nonaccrual loans				134.61	74.22
Nonperforming assets, excluding covered assets, to:

Total loans and leases and other real estate owned, excluding covered assets				2.17	3.62
Total assets				1.16	2.10

Net charge-offs to average total loans and leases, excluding covered loans (annualized)	(0.66) %	(1.93) %		(1.13) %	(1.84) %

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 11,372	$ 12,100	(6)	$ 11,577	$ 12,297	(6)
Covered loans	1,908	264	623	1,940	66	2,839
Securities	5,430	3,878	40	4,677	3,327	41
Interest-earning assets	20,126	17,607	14	19,270	16,315	18
Assets	21,922	19,095	15	21,157	17,711	19
Core deposits	17,722	14,509	22	16,758	13,049	28
Deposits	18,687	15,730	19	17,868	14,352	25
Interest-bearing liabilities	10,945	8,815	24	10,779	8,364	29
Common shareholders' equity	1,974	1,826	8	1,903	1,745	9
Total equity	1,999	2,241	(11)	1,961	2,161	(9)

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 11,387	$ 12,147	(6)
Covered loans				1,790	1,852	(3)
Securities				5,976	4,461	34
Assets				21,353	21,079	1
Core deposits				17,294	15,729	10
Deposits				18,177	17,379	5
Common shareholders' equity				1,960	1,790	9
Total equity				1,985	2,013	(1)

Wealth Management: (In millions) (1)
Assets under management				$ 36,754	$ 35,239	4
Assets under management or administration				58,471	55,119	6

(1) Excludes $21.3 billion and $13.4 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of December 31, 2010 and December 31, 2009, respectively.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

(Dollars in thousands	Three Months Ended December 31,			Twelve Months Ended December 31,
except per share data)	2010	2009	% Change	2010	2009	% Change
Interest income	$ 206,266	$ 183,291	13	$ 830,196	$ 709,077	17
Interest expense	21,160	21,052	1	99,871	85,024	17
Net Interest Income	185,106	162,239	14	730,325	624,053	17

Provision for credit losses on loans and leases, excluding covered loans	3,000	80,000	(96)	103,000	285,000	(64)
Provision for losses on covered loans	21,469	--	NM	76,218	--	NM

Noninterest Income
Trust and investment fees	34,547	33,720	2	134,727	117,062	15
Brokerage and mutual fund fees	6,506	5,489	19	23,742	27,932	(15)
Cash management and deposit transaction fees	11,389	12,526	(9)	47,593	51,669	(8)
International services	8,510	8,591	(1)	31,297	31,007	1
Bank-owned life insurance	673	680	(1)	2,736	3,053	(10)
FDIC loss sharing income, net	26,287	723	3,536	63,335	723	8,660
(Loss) gain on securities	(2,917)	8,397	(135)	(1,638)	(2,159)	(24)
Gain on disposal of assets	1,657	1,406	18	2,837	1,276	122
Gain on acquisition	--	38,206	(100)	27,339	38,206	(28)
Other	8,416	2,062	308	29,407	23,428	26
Total noninterest income	95,068	111,800	(15)	361,375	292,197	24

Noninterest Expense
Salaries and employee benefits	111,857	85,586	31	409,823	320,276	28
Net occupancy of premises	14,852	12,990	14	55,567	50,423	10
Legal and professional fees	14,071	12,663	11	47,641	37,010	29
Information services	7,830	7,021	12	30,824	27,835	11
Depreciation and amortization	6,784	7,802	(13)	25,845	26,219	(1)
Amortization of intangibles	2,233	2,120	5	9,036	7,357	23
Marketing and advertising	7,112	6,092	17	23,112	20,126	15
Office services and equipment	4,276	3,859	11	16,381	14,995	9
Other real estate owned	16,380	4,445	269	63,111	8,925	607
FDIC assessments	7,311	5,816	26	29,055	28,053	4
Other	11,322	11,809	(4)	40,935	39,868	3
Total noninterest expense	204,028	160,203	27	751,330	581,087	29

Income Before Taxes	51,677	33,836	53	161,152	50,163	221

Applicable Income Taxes	11,035	4,434	149	26,055	(1,886)	1,481

Net Income	$ 40,642	$ 29,402	38	$ 135,097	$ 52,049	160

Less: Net income attributable to noncontrolling interest	899	335	168	3,920	710	452

Net income attributable to City National Corporation	$ 39,743	$ 29,067	37	$ 131,177	$ 51,339	156

Less: Dividends on preferred stock	--	9,399	(100)	5,702	25,903	(78)

Net income available to common shareholders	$ 39,743	$ 19,668	102	$ 125,475	$ 25,436	393

Other Data:
Earnings per common share - basic	$ 0.75	$ 0.38	97	$ 2.38	$ 0.50	376
Earnings per common share - diluted	$ 0.74	$ 0.38	95	$ 2.36	$ 0.50	372
Dividends paid per common share	$ 0.10	$ 0.10	--	$ 0.40	$ 0.55	(27)
Common dividend payout ratio	13.27%	26.47%	(50)	16.75%	107.80%	(84)
Return on average assets	0.72%	0.60%	20	0.62%	0.29%	114
Return on average common shareholders' equity	7.99%	4.27%	87	6.59%	1.46%	351
Net interest margin (Fully taxable-equivalent)	3.71%	3.74%	(1)	3.86%	3.91%	(1)
Full-time equivalent employees	3,178	3,017	5

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2010
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 206,266	$ 214,061	$ 207,803	$ 202,066	$ 830,196
Interest expense	21,160	26,345	25,805	26,561	99,871
Net Interest Income	185,106	187,716	181,998	175,505	730,325

Provision for credit losses on loans and leases, excluding covered loans	3,000	13,000	32,000	55,000	103,000
Provision for losses on covered loans	21,469	8,233	46,516	--	76,218

Noninterest Income
Trust and investment fees	34,547	32,695	33,976	33,509	134,727
Brokerage and mutual fund fees	6,506	6,494	5,461	5,281	23,742
Cash management and deposit transaction fees	11,389	11,620	12,008	12,576	47,593
International services	8,510	7,905	8,374	6,508	31,297
Bank-owned life insurance	673	727	658	678	2,736
FDIC loss sharing income, net	26,287	(377)	28,339	9,086	63,335
(Loss) gain on securities	(2,917)	299	(151)	1,131	(1,638)
Gain (loss) on disposal of assets	1,657	2,603	(2,814)	1,391	2,837
Gain on acquisition	--	2,111	25,228	--	27,339
Other	8,416	2,721	11,557	6,713	29,407
Total noninterest income	95,068	66,798	122,636	76,873	361,375

Noninterest Expense
Salaries and employee benefits	111,857	103,397	99,110	95,459	409,823
Net occupancy of premises	14,852	14,463	13,347	12,905	55,567
Legal and professional fees	14,071	10,633	13,754	9,183	47,641
Information services	7,830	7,940	7,538	7,516	30,824
Depreciation and amortization	6,784	6,351	6,363	6,347	25,845
Amortization of intangibles	2,233	2,228	2,128	2,447	9,036
Marketing and advertising	7,112	4,954	5,798	5,248	23,112
Office services and equipment	4,276	4,035	4,272	3,798	16,381
Other real estate owned	16,380	12,642	16,892	17,197	63,111
FDIC assessments	7,311	7,561	7,662	6,521	29,055
Other	11,322	10,477	9,823	9,313	40,935
Total noninterest expense	204,028	184,681	186,687	175,934	751,330

Income Before Taxes	51,677	48,600	39,431	21,444	161,152

Applicable Income Taxes	11,035	13,461	(2,859)	4,418	26,055

Net Income	$ 40,642	$ 35,139	$ 42,290	$ 17,026	$ 135,097

Less: Net income attributable to noncontrolling interest	899	721	972	1,328	3,920

Net income attributable to City National Corporation	$ 39,743	$ 34,418	$ 41,318	$ 15,698	$ 131,177

Less: Dividends on preferred stock	--	--	--	5,702	5,702

Net income available to common shareholders	$ 39,743	$ 34,418	$ 41,318	$ 9,996	$ 125,475

Other Data:
Earnings per common share - basic	$ 0.75	$ 0.65	$ 0.78	$ 0.19	$ 2.38
Earnings per common share - diluted	$ 0.74	$ 0.65	$ 0.78	$ 0.19	$ 2.36
Dividends paid per common share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.40
Common dividend payout ratio	13.27%	15.31%	12.71%	52.16%	16.75%
Return on average assets	0.72%	0.63%	0.80%	0.31%	0.62%
Return on average common shareholders' equity	7.99%	7.06%	8.93%	2.20%	6.59%
Net interest margin (Fully taxable-equivalent)	3.71%	3.84%	3.93%	3.97%	3.86%
Full-time equivalent employees	3,178	3,195	3,144	2,983

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2009
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 183,291	$ 180,419	$ 175,876	$ 169,491	$ 709,077
Interest expense	21,052	19,078	20,300	24,594	85,024
Net Interest Income	162,239	161,341	155,576	144,897	624,053

Provision for credit losses on loans and leases, excluding covered loans	80,000	85,000	70,000	50,000	285,000

Noninterest Income
Trust and investment fees	33,720	32,289	25,184	25,869	117,062
Brokerage and mutual fund fees	5,489	6,041	6,645	9,757	27,932
Cash management and deposit transaction fees	12,526	13,142	12,778	13,223	51,669
International services	8,591	7,895	7,996	6,525	31,007
Bank-owned life insurance	680	639	871	863	3,053
FDIC loss sharing income, net	723	--	--	--	723
Gain (loss) on securities	8,397	2,667	1,744	(14,967)	(2,159)
Gain (loss) on disposal of assets	1,406	(173)	43	--	1,276
Gain on acquisition	38,206	--	--	--	38,206
Other	2,062	6,345	8,996	6,025	23,428
Total noninterest income	111,800	68,845	64,257	47,295	292,197

Noninterest Expense
Salaries and employee benefits	85,586	80,776	75,765	78,149	320,276
Net occupancy of premises	12,990	12,613	12,559	12,261	50,423
Legal and professional fees	12,663	8,706	7,805	7,836	37,010
Information services	7,021	7,342	6,992	6,480	27,835
Depreciation and amortization	7,802	6,472	5,953	5,992	26,219
Amortization of intangibles	2,120	1,726	1,668	1,843	7,357
Marketing and advertising	6,092	4,615	4,743	4,676	20,126
Office services and equipment	3,859	3,610	3,922	3,604	14,995
Other real estate owned	4,445	2,231	2,155	94	8,925
FDIC assessments	5,816	5,308	13,861	3,068	28,053
Other	11,809	10,366	8,711	8,982	39,868
Total noninterest expense	160,203	143,765	144,134	132,985	581,087

Income Before Taxes	33,836	1,421	5,699	9,207	50,163

Applicable Income Taxes	4,434	(6,966)	(986)	1,632	(1,886)

Net Income	$ 29,402	$ 8,387	$ 6,685	$ 7,575	$ 52,049

Less: Net income (loss) attributable to noncontrolling interest	335	348	(88)	115	710

Net income attributable to City National Corporation	$ 29,067	$ 8,039	$ 6,773	$ 7,460	$ 51,339

Less: Dividends and accretion on preferred stock	9,399	5,502	5,501	5,501	25,903

Net income available to common shareholders	$ 19,668	$ 2,537	$ 1,272	$ 1,959	$ 25,436

Other Data:
Earnings per common share - basic	$ 0.38	$ 0.05	$ 0.02	$ 0.04	$ 0.50
Earnings per common share - diluted	$ 0.38	$ 0.05	$ 0.02	$ 0.04	$ 0.50
Dividends paid per common share	$ 0.10	$ 0.10	$ 0.10	$ 0.25	$ 0.55
Common dividend payout ratio	26.47%	205.08%	383.66%	619.32%	107.80%
Return on average assets	0.60%	0.18%	0.16%	0.18%	0.29%
Return on average common shareholders' equity	4.27%	0.56%	0.29%	0.49%	1.46%
Net interest margin (Fully taxable-equivalent)	3.74%	3.94%	3.98%	4.00%	3.91%
Full-time equivalent employees	3,017	2,891	2,866	2,933

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)
	2010
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 126,882	$ 224,363	$ 184,277	$ 293,855
Federal funds sold	165,000	395,010	404,760	50,000
Due from banks - interest-bearing	142,807	506,081	336,244	429,157
Securities available-for-sale	5,720,675	5,397,870	4,761,143	3,928,481
Trading securities	255,397	170,750	129,287	68,405
Loans and leases:
Commercial	4,514,329	4,364,143	4,286,104	4,424,233
Commercial real estate mortgages	1,958,317	1,967,959	2,078,003	2,121,941
Residential mortgages	3,552,312	3,586,858	3,577,894	3,514,149
Real estate construction	467,785	575,060	629,902	730,734
Equity lines of credit	733,741	757,210	742,071	733,550
Installment	160,144	167,395	169,070	164,929
Loans and leases, excluding covered loans	11,386,628	11,418,625	11,483,044	11,689,536
Allowance for loan and lease losses	(257,007)	(274,167)	(290,492)	(292,799)
Loans and leases, excluding covered loans, net	11,129,621	11,144,458	11,192,552	11,396,737
Covered loans (1)	1,790,133	1,910,133	2,034,591	1,803,048
Net loans and leases	12,919,754	13,054,591	13,227,143	13,199,785
Premises and equipment, net	128,426	123,427	121,960	123,178
Goodwill and other intangibles	528,634	522,592	524,820	523,135
Other real estate owned (2)	178,183	168,853	153,292	135,551
FDIC indemnification asset	295,466	324,240	394,012	325,356
Other assets	891,894	935,839	994,509	989,572
Total assets	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475

Liabilities
Deposits:
Noninterest-bearing	$ 8,457,178	$ 8,455,164	$ 8,173,386	$ 7,881,959
Interest-bearing	9,719,684	9,958,442	9,799,527	9,081,770
Total deposits	18,176,862	18,413,606	17,972,913	16,963,729
Federal funds purchased and securities sold under repurchase agreements	--	--	177,700	183,884
Other short-term borrowed funds	620	710	700	730
Subordinated debt	332,225	335,033	337,691	339,392
Other long-term debt	525,570	771,408	473,283	472,193
Other liabilities	287,447	278,729	294,578	196,471
Total liabilities	19,322,724	19,799,486	19,256,865	18,156,399

Redeemable noncontrolling interest	45,676	46,967	47,622	46,665

Equity
City National Corporation shareholders' equity:
Preferred stock	--	--	--	--
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	487,868	487,919	483,983	505,330
Retained earnings	1,482,037	1,447,569	1,418,486	1,382,421
Accumulated other comprehensive income	36,853	73,369	58,050	23,927
Treasury shares	(101,065)	(110,769)	(112,634)	(127,342)
Total common shareholders' equity	1,959,579	1,951,974	1,901,771	1,838,222
Total shareholders' equity	1,959,579	1,951,974	1,901,771	1,838,222
Noncontrolling interest	25,139	25,189	25,189	25,189
Total equity	1,984,718	1,977,163	1,926,960	1,863,411
Total liabilities and equity	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475

(1) Covered loans are net of $67.4 million, $50.1 million and $46.3 million of allowance for loan losses as of December 31, 2010, September 30, 2010 and June 30, 2010, respectively.
(2) Other real estate owned includes $120.9 million, $110.4 million, $98.8 million and $77.5 million covered by FDIC loss share at December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2009
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 364,483	$ 348,958	$ 350,931	$ 378,289
Federal funds sold	5,000	240,000	125,000	12,300
Due from banks - interest-bearing	443,443	767,362	205,656	140,484
Securities available-for-sale	4,306,758	3,512,072	3,330,326	2,915,883
Trading securities	154,302	188,904	138,137	67,582
Loans and leases:
Commercial	4,709,667	4,594,683	4,764,755	4,708,627
Commercial real estate mortgages	2,161,451	2,164,398	2,162,294	2,173,983
Residential mortgages	3,533,453	3,541,534	3,511,598	3,413,538
Real estate construction	835,589	999,045	1,116,154	1,189,594
Equity lines of credit	734,182	694,660	691,226	651,127
Installment	172,566	174,170	175,315	168,245
Loans and leases, excluding covered loans	12,146,908	12,168,490	12,421,342	12,305,114
Allowance for loan and lease losses	(288,493)	(265,005)	(256,018)	(241,586)
Loans and leases, excluding covered loans, net	11,858,415	11,903,485	12,165,324	12,063,528
Covered loans	1,851,821	--	--	--
Net loans and leases	13,710,236	11,903,485	12,165,324	12,063,528
Premises and equipment, net	124,309	126,097	125,510	128,189
Goodwill and other intangibles	525,583	533,367	496,562	498,194
Other real estate owned (1)	113,866	43,969	18,064	12,639
FDIC indemnification asset	380,743	--	--	--
Other assets	950,034	736,390	705,275	716,442
Total assets	$ 21,078,757	$ 18,400,604	$ 17,660,785	$ 16,933,530

Liabilities
Deposits:
Noninterest-bearing	$ 7,753,936	$ 7,441,898	$ 7,118,660	$ 6,611,752
Interest-bearing	9,625,512	7,666,545	7,379,591	7,077,798
Total deposits	17,379,448	15,108,443	14,498,251	13,689,550
Federal funds purchased and securities sold under repurchase agreements	626,779	231,903	316,388	519,687
Other short-term borrowed funds	690	720	50,000	28,405
Subordinated debt	340,137	341,587	162,434	164,296
Other long-term debt	471,029	233,536	233,456	242,122
Other liabilities	196,529	216,026	189,588	199,863
Total liabilities	19,014,612	16,132,215	15,450,117	14,843,923

Redeemable noncontrolling interest	51,381	49,897	36,752	40,237

Equity
City National Corporation shareholders' equity:
Preferred stock	196,048	391,593	391,091	390,590
Common stock	53,886	53,886	53,886	50,961
Additional paid-in capital	513,550	514,904	511,939	393,114
Retained earnings	1,377,639	1,363,176	1,365,842	1,369,451
Accumulated other comprehensive income (loss)	(3,049)	24,329	(18,110)	(23,093)
Treasury shares	(151,751)	(154,245)	(156,119)	(157,094)
Total common shareholders' equity	1,790,275	1,802,050	1,757,438	1,633,339
Total shareholders' equity	1,986,323	2,193,643	2,148,529	2,023,929
Noncontrolling interest	26,441	24,849	25,387	25,441
Total equity	2,012,764	2,218,492	2,173,916	2,049,370
Total liabilities and equity	$ 21,078,757	$ 18,400,604	$ 17,660,785	$ 16,933,530
(1) Other real estate owned includes $60.6 million covered by FDIC loss share at December 31, 2009.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)
	2010					2009
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date

Allowance for Loan and Lease Losses (1)
Balance at beginning of period	$ 274,167	$ 290,492	$ 292,799	$ 288,493	$ 288,493	$ 265,005	$ 256,018	$ 241,586	$ 224,046	$ 224,046

Net (charge-offs)/recoveries:
Commercial	(6,510)	(17,871)	(21,290)	(17,625)	(63,296)	(23,088)	(28,852)	(17,283)	(18,459)	(87,682)
Commercial real estate mortgages	(5,275)	(8,954)	(402)	(14,967)	(29,598)	(5,291)	(3,372)	--	--	(8,663)
Residential mortgages	(624)	(572)	(610)	(1,391)	(3,197)	(625)	(682)	(731)	(367)	(2,405)
Real estate construction	(5,496)	39	(10,944)	(14,183)	(30,584)	(27,562)	(42,651)	(36,189)	(14,049)	(120,451)
Equity lines of credit	(628)	(793)	(337)	(210)	(1,968)	(550)	(387)	(1,039)	(38)	(2,014)
Installment	(499)	(83)	88	(1,160)	(1,654)	(1,632)	(915)	(1,448)	(706)	(4,701)
Total net (charge-offs)/recoveries	(19,032)	(28,234)	(33,495)	(49,536)	(130,297)	(58,748)	(76,859)	(56,690)	(33,619)	(225,916)

Provision for credit losses	3,000	13,000	32,000	55,000	103,000	80,000	85,000	70,000	50,000	285,000

Transfers (to) from reserve for off-balance sheet credit commitments	(1,128)	(1,091)	(812)	(1,158)	(4,189)	2,236	846	1,122	1,159	5,363

Balance at end of period	$ 257,007	$ 274,167	$ 290,492	$ 292,799	$ 257,007	$ 288,493	$ 265,005	$ 256,018	$ 241,586	$ 288,493

Net (Charge-Offs)/Recoveries to Average Total Loans and Leases, Excluding Covered Assets (annualized):

Commercial	(0.59) %	(1.66) %	(1.97) %	(1.57) %	(1.44) %	(1.99) %	(2.42) %	(1.47) %	(1.57) %	(1.87) %
Commercial real estate mortgages	(1.07) %	(1.75) %	(0.08) %	(2.82) %	(1.44) %	(0.97) %	(0.62) %	0.00%	0.00%	(0.40) %
Residential mortgage	(0.07) %	(0.06) %	(0.07) %	(0.16) %	(0.09) %	(0.07) %	(0.08) %	(0.08) %	(0.04) %	(0.07) %
Real estate construction	(4.05) %	0.03%	(6.36) %	(7.12) %	(4.63) %	(11.92) %	(15.68) %	(12.59) %	(4.63) %	(11.01) %
Equity lines of credit	(0.34) %	(0.42) %	(0.18) %	(0.12) %	(0.26) %	(0.31) %	(0.22) %	(0.62) %	(0.02) %	(0.30) %
Installment	(1.18) %	(0.19) %	0.21%	(2.77) %	(0.98) %	(3.74) %	(2.05) %	(3.33) %	(1.67) %	(2.70) %
Total loans and leases, excluding covered loans	(0.66) %	(0.98) %	(1.16) %	(1.68) %	(1.13) %	(1.93) %	(2.47) %	(1.84) %	(1.10) %	(1.84) %

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 20,401	$ 19,310	$ 18,498	$ 17,340	$ 17,340	$ 19,576	$ 20,422	$ 21,544	$ 22,703	$ 22,703
Transfers from (to) allowance	1,128	1,091	812	1,158	4,189	(2,236)	(846)	(1,122)	(1,159)	(5,363)
Balance at end of period	$ 21,529	$ 20,401	$ 19,310	$ 18,498	$ 21,529	$ 17,340	$ 19,576	$ 20,422	$ 21,544	$ 17,340

(1) Allowance for loan and lease losses relates to total loans and leases, excluding covered loans. Allowance for loan losses for covered loans was $67.4 million, $50.1 million and $46.3 million as of December 31, 2010, September 30, 2010 and June 30, 2010, respectively.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)
	2010				2009
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 20,633	$ 28,917	$ 46,530	$ 73,838	$ 81,989	$ 90,744	$ 80,372	$ 56,246
Commercial real estate mortgages	44,882	50,366	57,155	66,194	76,027	60,833	36,112	16,923
Residential mortgages	18,721	16,259	11,506	12,045	15,488	12,961	17,262	13,270
Real estate construction	98,209	135,778	138,909	164,985	202,605	233,848	237,828	223,416
Equity lines of credit	6,782	5,584	3,909	4,089	3,422	2,507	2,919	2,432
Installment	1,696	2,201	2,109	8,865	9,176	7,373	3,768	1,354
Total nonaccrual loans, excluding covered loans	190,923	239,105	260,118	330,016	388,707	408,266	378,261	313,641

Other real estate owned, excluding covered OREO	57,317	58,462	54,451	58,025	53,308	43,969	18,064	12,639

Total nonperforming assets, excluding covered assets	$ 248,240	$ 297,567	$ 314,569	$ 388,041	$ 442,015	$ 452,235	$ 396,325	$ 326,280

Nonperforming covered assets
Nonaccrual loans	$ 2,557	$ 2,633	$ --	$ --	$ --	$ --	$ --	$ --
Other real estate owned	120,866	110,391	98,841	77,526	60,558	--	--	--
Total nonperforming covered assets	$ 123,423	$ 113,024	$ 98,841	$ 77,526	$ 60,558	$ --	$ --	$ --

Loans 90 days or more past due on accrual status, excluding covered loans	$ 2,499	$ 1,020	$ 789	$ 1,712	$ 5,689	$ 10,395	$ --	$ 16,261

Covered loans 90 days or more past due on accrual status	$ 399,019	$ 416,875	$ 362,722	$ 323,620	$ 173,309	$ --	$ --	$ --

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	134.61%	114.66%	111.68%	88.72%	74.22%	64.91%	67.68%	77.03%
Total nonperforming assets, excluding covered assets	103.53%	92.14%	92.35%	75.46%	65.27%	58.60%	64.60%	74.04%
Total loans and leases, excluding covered loans	2.26%	2.40%	2.53%	2.50%	2.38%	2.18%	2.06%	1.96%

Nonaccrual loans as a percentage of total loans, excluding covered loans	1.68%	2.09%	2.27%	2.82%	3.20%	3.36%	3.05%	2.55%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	2.17%	2.59%	2.73%	3.30%	3.62%	3.70%	3.19%	2.65%
Total assets	1.16%	1.36%	1.48%	1.93%	2.10%	2.46%	2.24%	1.93%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)
	2010
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,392	4.39%	$ 4,277	4.51%	$ 4,339	4.50%	$ 4,559	4.33%	$ 4,391	4.43%
Commercial real estate mortgages	1,965	5.57	2,027	5.60	2,098	5.59	2,151	5.49	2,060	5.56
Residential mortgages	3,567	4.97	3,581	5.28	3,542	5.36	3,522	5.39	3,553	5.25
Real estate construction	538	4.29	610	4.04	691	3.91	807	3.70	661	3.96
Equity lines of credit	743	3.57	750	3.60	743	3.58	735	3.56	743	3.58
Installment	167	5.19	170	5.27	169	5.16	170	5.14	169	5.19
Total loans and leases, excluding covered loans	11,372	4.72	11,415	4.86	11,582	4.88	11,944	4.80	11,577	4.81
Covered loans	1,908	7.41	2,016	7.75	2,003	6.90	1,833	6.44	1,940	7.14
Total loans and leases	13,280	5.10	13,431	5.28	13,585	5.18	13,777	5.03	13,517	5.15
Due from banks - interest-bearing	897	0.25	835	0.26	701	0.24	275	0.51	679	0.28
Federal funds sold and securities purchased under resale agreements	373	0.25	360	0.26	213	0.25	46	0.20	249	0.25
Securities available-for-sale	5,371	2.78	4,922	3.02	4,190	3.28	3,974	3.39	4,619	3.08
Trading securities	59	0.42	58	0.23	54	0.18	62	(0.33)	58	0.12
Other interest-earning assets	146	2.00	149	2.00	148	1.80	147	1.76	148	1.89
Total interest-earning assets	20,126	4.13	19,755	4.37	18,891	4.48	18,281	4.56	19,270	4.38
Allowance for loan and lease losses	(325)		(332)		(308)		(295)		(315)
Cash and due from banks	201		212		241		299		238
Other non-earning assets	1,920		1,980		1,975		1,982		1,964
Total assets	$ 21,922		$ 21,615		$ 20,799		$ 20,267		$ 21,157

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,680	0.18%	$ 1,703	0.19%	$ 2,385	0.24%	$ 2,235	0.24%	$ 1,999	0.22%
Money market accounts	6,755	0.45	6,643	0.53	5,365	0.57	4,853	0.62	5,911	0.53
Savings deposits	290	0.34	293	0.39	301	0.45	387	0.66	317	0.48
Time deposits - under $100,000	355	0.49	400	0.29	414	0.83	556	0.62	431	0.57
Time deposits -- $100,000 and over	965	0.73	1,097	0.78	1,147	0.82	1,239	0.96	1,111	0.83
Total interest-bearing deposits	10,045	0.43	10,136	0.49	9,612	0.53	9,270	0.58	9,769	0.50

Federal funds purchased and securities sold under repurchase agreements	--	0.00	173	3.78	183	3.74	300	2.62	163	3.24
Other borrowings	900	4.54	869	5.60	804	5.75	812	5.73	847	5.38
Total interest-bearing liabilities	10,945	0.77	11,178	0.94	10,599	0.98	10,382	1.04	10,779	0.93
Noninterest-bearing deposits	8,642		8,161		7,988		7,594		8,100
Other liabilities	336		316		330		288		317
Total equity	1,999		1,960		1,882		2,003		1,961
Total liabilities and equity	$ 21,922		$ 21,615		$ 20,799		$ 20,267		$ 21,157

Net interest spread		3.36%		3.43%		3.50%		3.52%		3.45%
Net interest margin		3.71%		3.84%		3.93%		3.97%		3.86%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)
	2009
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,607	4.30%	$ 4,724	4.26%	$ 4,721	4.21%	$ 4,756	4.22%	$ 4,702	4.25%
Commercial real estate mortgages	2,163	5.47	2,144	5.49	2,178	5.69	2,200	5.74	2,171	5.60
Residential mortgages	3,534	5.56	3,528	5.50	3,454	5.51	3,406	5.58	3,481	5.54
Real estate construction	917	3.88	1,079	3.58	1,153	3.04	1,232	3.20	1,094	3.40
Equity lines of credit	706	3.52	687	3.51	674	3.46	630	3.39	675	3.47
Installment	173	5.10	177	5.08	174	5.05	171	5.12	174	5.09
Total loans and leases, excluding covered loans	12,100	4.80	12,339	4.72	12,354	4.70	12,395	4.75	12,297	4.74
Covered loans	264	6.10	--	0.00	--	0.00	--	0.00	66	6.10
Total loans and leases	12,364	4.83	12,339	4.72	12,354	4.70	12,395	4.75	12,363	4.75
Due from banks - interest-bearing	906	0.34	204	0.50	195	0.60	134	0.47	362	0.41
Federal funds sold and securities purchased under resale agreements	375	0.13	338	0.15	15	0.23	11	0.24	186	0.14
Securities available-for-sale	3,804	3.62	3,560	4.03	3,252	4.08	2,302	4.65	3,234	4.03
Trading securities	74	1.95	71	0.18	112	1.36	115	0.19	93	0.89
Other interest-earning assets	84	3.48	76	3.76	75	3.45	76	3.48	77	3.54
Total interest-earning assets	17,607	4.21	16,588	4.40	16,003	4.49	15,033	4.67	16,315	4.43
Allowance for loan and lease losses	(276)		(260)		(246)		(236)		(255)
Cash and due from banks	313		308		324		335		320
Other non-earning assets	1,451		1,302		1,288		1,279		1,331
Total assets	$ 19,095		$ 17,938		$ 17,369		$ 16,411		$ 17,711

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,027	0.21%	$ 1,637	0.25%	$ 1,388	0.29%	$ 1,098	0.32%	$ 1,541	0.26%
Money market accounts	4,093	0.64	4,232	0.66	4,111	0.86	3,897	1.01	4,084	0.79
Savings deposits	306	0.63	262	0.64	222	0.74	166	0.65	239	0.66
Time deposits - under $100,000	293	0.81	211	1.05	221	1.42	234	2.22	240	1.34
Time deposits -- $100,000 and over	1,221	1.04	1,221	1.24	1,311	1.56	1,463	2.06	1,303	1.50
Total interest-bearing deposits	7,940	0.60	7,563	0.67	7,253	0.89	6,858	1.16	7,407	0.82

Federal funds purchased and securities sold under repurchase agreements	236	3.38	234	3.41	472	1.77	723	1.22	415	2.00
Other borrowings	639	4.41	511	3.27	494	1.75	526	2.20	542	3.01
Total interest-bearing liabilities	8,815	0.95	8,308	0.91	8,219	0.99	8,107	1.23	8,364	1.02
Noninterest-bearing deposits	7,790		7,214		6,770		5,983		6,945
Other liabilities	249		212		234		271		241
Total equity	2,241		2,204		2,146		2,050		2,161
Total liabilities and equity	$ 19,095		$ 17,938		$ 17,369		$ 16,411		$ 17,711

Net interest spread		3.26%		3.49%		3.50%		3.44%		3.41%
Net interest margin		3.74%		3.94%		3.98%		4.00%		3.91%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)
	2010					2009
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	52,154	52,105	52,012	51,690	51,992	51,509	51,482	50,416	48,046	50,272
Average - Diluted	52,680	52,498	52,542	52,092	52,455	51,720	51,660	50,551	48,130	50,421
Period-end	52,247	52,114	52,089	51,888		51,536	51,499	51,471	48,224
Book value for common shareholders	$ 37.51	$ 37.46	$ 36.51	$ 35.43		$ 34.74	$ 34.99	$ 34.14	$ 33.87
Closing price:
High	$ 62.91	$ 58.00	$ 64.13	$ 54.86	$ 64.13	$ 47.32	$ 43.80	$ 44.14	$ 47.76	$ 47.76
Low	51.57	47.91	51.23	45.81	45.81	36.59	33.13	31.87	22.83	22.83
Period-end	61.36	53.07	51.23	53.97		45.60	38.93	36.83	33.77

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 13,712	$ 13,788	$ 13,807	$ 13,856		$ 14,431	$ 13,669	$ 13,887	$ 13,619
Tier I common shareholders' equity	$ 1,412	$ 1,373	$ 1,337	$ 1,309		$ 1,286	$ 1,261	$ 1,293	$ 1,173
Percentage of risk-weighted assets (2)	10.29	9.96	9.68	9.44		8.91	9.22	9.31	8.61
Tier I capital	$ 1,442	$ 1,651	$ 1,614	$ 1,586		$ 1,760	$ 1,682	$ 1,715	$ 1,594
Percentage of risk-weighted assets	10.52%	11.97%	11.69%	11.44%		12.20%	12.31%	12.35%	11.71%
Total capital	$ 1,821	$ 2,032	$ 2,027	$ 1,998		$ 2,186	$ 2,099	$ 1,969	$ 1,845
Percentage of risk-weighted assets	13.28%	14.74%	14.68%	14.42%		15.15%	15.35%	14.18%	13.55%
Tier I leverage ratio	6.74%	7.82%	7.96%	8.03%		9.48%	9.66%	10.16%	10.04%

Period-end equity to period-end assets	9.29%	9.06%	9.08%	9.29%		9.55%	12.06%	12.31%	12.10%
Period-end common shareholders' equity to period-end assets	9.18%	8.94%	8.96%	9.16%		8.49%	9.79%	9.95%	9.65%

Average equity to average assets	9.12%	9.07%	9.05%	9.88%	9.27%	11.73%	12.29%	12.35%	12.49%	12.20%
Average common shareholders' equity to average assets	9.01%	8.95%	8.93%	9.10%	8.99%	9.56%	9.96%	9.96%	9.96%	9.85%

Period-end tangible equity to period-end tangible assets (2)	6.99%	6.83%	6.77%	6.86%		7.24%	9.43%	9.77%	9.44%
Period-end tangible common shareholders' equity to period-end tangible assets (2)	6.87%	6.71%	6.65%	6.73%		6.15%	7.10%	7.35%	6.91%

Average tangible equity to average tangible assets (2)	6.89%	6.81%	6.70%	7.49%	6.96%	9.20%	9.72%	9.77%	9.75%	9.60%

Average tangible common shareholders' equity to average tangible assets (2)	6.77%	6.69%	6.58%	6.68%	6.68%	6.96%	7.33%	7.30%	7.14%	7.18%

Senior Debt Credit Ratings
For The Period Ended December 31, 2010
	Moody's	Fitch	Standard & Poor's	DBRS
City National Bank	Aa3	A-	A-	A (high)
City National Corporation	A1	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, the Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then mutlipled by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier I common shareholders' equity to risk-weighted assets ratio, tangible equity to tangible assets ratio, and tangible common shareholders' equity to tangible assets ratio are non-GAAP financial measures. For notes on non-GAAP measures, see pages 13 and 14 of the Selected Financial Information.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Net income available to common shareholders, excluding unusual items

A reconciliation of the GAAP to non-GAAP measure is set forth below:

	Quarter Ending December 31, 2010
(Dollars in thousands, except per share amounts)	Amount	Per Share
Net income available to common shareholders	$ 39,743	$ 0.74
After tax adjustments:
Add: Redemption of trust preferred securities	3,949	0.07
Add: Impairment of affiliated investment advisor	3,432	0.07
Net income available to common shareholders, excluding unusual items	$ 47,124	$ 0.88

Management believes this non-GAAP financial measure enhances the comparability of the financial results with prior periods as well as highlights the effects of unusual items in the periods presented. The Company believes that investors may find it useful to see this non-GAAP financial measure to analyze the Company's underlying financial performance without the impact of unusual items.

(b) Tier I common shareholders' equity to risk-based assets

The Tier I common shareholders' equity to risk-based assets ratio, also known as Tier I common ratio, is calculated by dividing (a) Tier I capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier I capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participant interest in the Tier I common shareholders' equity to risk-based assets ratio.

	2010				2009
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Tier I capital	$ 1,441,837	$ 1,650,793	$ 1,614,341	$ 1,585,727	$ 1,760,136	$ 1,682,155	$ 1,714,912	$ 1,594,371
Less: Preferred stock	--	--	--	--	(196,048)	(391,593)	(391,091)	(390,590)
Less: Noncontrolling interest	(25,139)	(25,189)	(25,088)	(25,088)	(26,339)	(24,748)	(25,387)	(25,441)
Less: Trust preferred securities	(5,155)	(252,115)	(252,088)	(252,062)	(252,036)	(5,155)	(5,155)	(5,155)
Tier I common shareholders' equity (A)	$ 1,411,543	$ 1,373,489	$ 1,337,165	$ 1,308,577	$ 1,285,713	$ 1,260,659	$ 1,293,279	$ 1,173,185

Risk-weighted assets (B)	$ 13,712,097	$ 13,788,060	$ 13,806,764	$ 13,856,028	$ 14,430,857	$ 13,669,051	$ 13,886,674	$ 13,618,545

Tier I common shareholders' equity to risk-based assets (A)/(B)	10.29%	9.96%	9.68%	9.44%	8.91%	9.22%	9.31%	8.61%

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(c) Pro-forma Tier I risk-based capital and Tier I leverage, excluding trust preferred securities

Tier I risk-based capital was 11.97% as of September 30, 2010, and was calculated by dividing Tier I capital of $1.65 billion by risk weighted assets of $13.79 billion. Tier I capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. Tier I risk-based capital, excluding trust preferred securities of $247.0 million and its related income statement impact of $6.8 million, was 10.13% at September 30, 2010, and was calculated by dividing adjusted Tier I capital of $1.40 billion by risk weighted assets of $13.79 billion.

Tier I leverage was 7.82% as of September 30, 2010, and was calculated by dividing Tier I capital of $1.65 billion by average total consolidated assets of $21.10 billion. Tier I capital and average total consolidated assets are calculated in accordance with applicable bank regulatory guidelines. Excluding trust preferred securities of $247.0 million, its related income statement impact of $6.8 million, and the redemption's impact to average total consolidated assets, Tier 1 leverage was 6.62% at September 30, 2010, and was calculated by dividing adjusted Tier I capital of $1.40 billion by adjusted average total consolidated assets of $21.10 billion.

Management believes these non-GAAP financial measures highlight the effect of significant events on the Company's capital ratios. The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze the Company's capital position.

(d) Tangible equity and tangible common shareholders' equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common shareholders' equity to tangible assets is a non-GAAP financial measure that represents tangible equity less preferred stock and noncontrolling interest divided by total assets less identifiable intangible assets and goodwill. Management reviews both these measures in evaluating the Company's capital levels and has included these ratios in response to market participant interest in tangible equity and tangible common shareholders' equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2010					2009
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date
Period End:
Total equity	$ 1,984,718	$ 1,977,163	$ 1,926,960	$ 1,863,411		$ 2,012,764	$ 2,218,492	$ 2,173,916	$ 2,049,370
Less: Goodwill and other intangibles	(528,634)	(522,592)	(524,820)	(523,135)		(525,583)	(533,367)	(496,562)	(498,194)
Tangible equity (A)	1,456,084	1,454,571	1,402,140	1,340,276		1,487,181	1,685,125	1,677,354	1,551,176
Less: Noncontrolling interest	(25,139)	(25,189)	(25,189)	(25,189)		(26,441)	(24,849)	(25,387)	(25,441)
Less: Preferred stock	--	--	--	--		(196,048)	(391,593)	(391,091)	(390,590)
Tangible common shareholders' equity (B)	$ 1,430,945	$ 1,429,382	$ 1,376,951	$ 1,315,087		$ 1,264,692	$ 1,268,683	$ 1,260,876	$ 1,135,145

Total assets	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475		$ 21,078,757	$ 18,400,604	$ 17,660,785	$ 16,933,530
Less: Goodwill and other intangibles	(528,634)	(522,592)	(524,820)	(523,135)		(525,583)	(533,367)	(496,562)	(498,194)
Tangible assets (C)	$ 20,824,484	$ 21,301,024	$ 20,706,627	$ 19,543,340		$ 20,553,174	$ 17,867,237	$ 17,164,223	$ 16,435,336

Period-end tangible equity to period-end tangible assets (A)/(C)	6.99%	6.83%	6.77%	6.86%		7.24%	9.43%	9.77%	9.44%
Period-end tangible common shareholders' equity to period-end tangible assets (B)/(C)	6.87%	6.71%	6.65%	6.73%		6.15%	7.10%	7.35%	6.91%

Average Balance:
Total equity	$ 1,999,494	$ 1,960,206	$ 1,881,635	$ 2,003,150	$ 1,961,109	$ 2,240,642	$ 2,204,220	$ 2,145,859	$ 2,050,401	$ 2,160,922
Less: Goodwill and other intangibles	(525,747)	(523,855)	(522,311)	(524,838)	(524,189)	(533,314)	(510,514)	(497,487)	(499,229)	(510,230)
Tangible equity (D)	1,473,747	1,436,351	1,359,324	1,478,312	1,436,920	1,707,328	1,693,706	1,648,372	1,551,172	1,650,692
Less: Noncontrolling interest	(25,168)	(25,189)	(25,189)	(26,427)	(25,489)	(24,815)	(25,369)	(25,438)	(25,441)	(25,264)
Less: Preferred stock	--	--	--	(132,915)	(32,773)	(389,688)	(391,353)	(390,838)	(390,348)	(390,557)
Tangible common shareholders' equity (E)	$ 1,448,579	$ 1,411,162	$ 1,334,135	$ 1,318,970	$ 1,378,658	$ 1,292,825	$ 1,276,984	$ 1,232,096	$ 1,135,383	$ 1,234,871

Total assets	$ 21,922,240	$ 21,614,748	$ 20,799,187	$ 20,267,248	$ 21,156,661	$ 19,095,212	$ 17,938,231	$ 17,369,311	$ 16,411,240	$ 17,711,495
Less: Goodwill and other intangibles	(525,747)	(523,855)	(522,311)	(524,838)	(524,189)	(533,314)	(510,514)	(497,487)	(499,229)	(510,230)
Tangible assets (F)	$ 21,396,493	$ 21,090,893	$ 20,276,876	$ 19,742,410	$ 20,632,472	$ 18,561,898	$ 17,427,717	$ 16,871,824	$ 15,912,011	$ 17,201,264

Average tangible equity to average tangible assets (D)/(F)	6.89%	6.81%	6.70%	7.49%	6.96%	9.20%	9.72%	9.77%	9.75%	9.60%
Average tangible common shareholders' equity to average tangible assets (E)/(F)	6.77%	6.69%	6.58%	6.68%	6.68%	6.96%	7.33%	7.30%	7.14%	7.18%
CONTACT: Financial/Investors
         Christopher J. Carey, City National, 310.888.6777
         Chris.Carey@cnb.com

         Media
         Cary Walker, City National, 213.673.7615
         Cary.Walker@cnb.com

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